                                                               EXHIBIT 10.148

                      FIRST AMENDMENT TO CREDIT AGREEMENT
                      -----------------------------------


THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("Amendment"), dated as of April 5,
                                           ---------
1995, is entered into by and among AST RESEARCH, INC., a Delaware corporation (the "Company"), AST CANADA, INC., AST EUROPE LIMITED, AST RESEARCH FRANCE
      -------    ----------------  ------------------- -------------------
S.A.R.L., AST SWEDEN AB (collectively the "Borrowers") and BANK OF AMERICA
--------  -------------
NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").

                                    RECITALS
                                    --------

     A. The Company, the Borrowers and the Bank are parties to a Credit Agreement dated as of February 9, 1995 (the "Credit Agreement"), pursuant to
                                             ----------------
which the Bank has extended certain credit facilities to the Borrowers.

     B. The Company and the Borrowers have requested that the Bank agree to certain amendments of the Credit Agreement.

     C. The Bank is willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Defined Terms.  Unless otherwise defined herein, capitalized terms used
         -------------
herein shall have the meanings, if any, assigned to them in the Credit
Agreement.

     2.  Amendments to Credit Agreement.
         ------------------------------

     (a) The definition of the terms "Credit Limit" set forth in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

     "Credit Limit means Fifty Million Dollars ($50,000,000) or such lesser
      ------------
amount as may be determined pursuant to Section 2.5 hereof."

     (b) Section 2.1 of the Credit Agreement shall be amended by inserting the following subsection (d) at the end thereof:

     "(d) The aggregate of all outstanding Advances to any one Borrower may not exceed, at any one time, such limit as the Bank shall determine in its sole discretion; provided, however, that the full amount of the Credit limit shall be
            --------  -------
available to the Borrowers on the terms and conditions hereof."
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     (c) Section 2.8 of the Credit Agreement shall be amended an restated in its entirety so that, as amended and restated, it reads as follows:

          "Fees.  The Company shall pay to the Bank such fees and additional
           ----
     compensation as are set forth in the letter agreement between the Company and the Bank dated February 1, 1995, as amended by that certain letter agreement dated April 5, 1995."

     (d) Section 4.2 of the Credit Agreement shall be amended by deleting the text of such section in its entirety and replacing it with the word "Reserved."

     (e) Subsection 4.3(e) of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "(e) Credit Limit Compliance.  After giving effect to the proposed
               -----------------------
Advance, the aggregate amount of all credit (including letters of credit) extended by the Bank under the 1993 Credit Agreement and hereunder shall not exceed $74,000,000; and"

     (f) Article 6 of the Credit Agreement shall be amended by inserting the following Section 6.12 at the end thereof:

          "6.12  Access and Information; Potential Purchase of Accounts.  The
                 ------------------------------------------------------
Company and the Borrowers shall afford to the Bank such access, during regular business hours, to the books, records and personnel, and to such other information of the Company and the Borrowers, as the Bank may reasonably request relating to the accounts receivable of the Borrowers. The Company and the Borrowers shall use their best efforts to enter into definitive agreements, by the last day of the Availability Period, having terms acceptable to the Bank pursuant to which the Bank shall purchase such of the outstanding accounts receivable of such of the Company's Subsidiaries as the Bank may determine in its sole discretion."

     (g) Exhibit A to the Credit Agreement shall be superseded and replaced by Exhibit A attached to this Agreement.

     3.   Representation and Warranties.  The Company and each Borrower hereby
          -----------------------------
represents and warrants to the Bank as follows:

     (a) No Default or Event of Default has occurred and is continuing.

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     (b) The execution, delivery and performance by the Company and the
Borrowers of this Amendment have been duly authorized by all necessary corporate action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority), in order to be effective and enforceable, the Credit Agreement as amended by this Amendment, constitutes the legal, valid and binding obligations of the Company and the Borrowers, enforceable against such parties in accordance with its terms, without defense, counterclaim or offset.

     (c) The representations and warranties of the Company and the Borrowers contained in the Credit Agreement are true and correct.

     (d) Resolutions of the boards of directors of the Company and each Borrower authorizing the execution, delivery and performance of this Amendment are in full force and effect on the date hereof.

     (e) The Company and the Borrowers are entering into this Amendment on the basis of their own investigation and for their own reasons, without reliance upon the Bank or any other Person.

     4.   Effective Date.  This Amendment will become effective on April 5,
          --------------
1995, provided that each of the following conditions precedent is satisfied:

     (a) The Bank has received from the Company and each Borrower a duly executed original of this Amendment.

     (b) The Bank has received such other approvals, opinions, documents or materials as it may reasonably request.

     5.   Reservation of Rights.  The Company and the Borrowers acknowledge and
          ---------------------
agree that the execution and delivery by the Bank of this Agreement shall not be deemed to create a course of dealing or otherwise obligate the Bank to execute similar amendments under the same or similar circumstances in the future.

     6.   Miscellaneous.
          -------------

     (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement. The Company and the Borrowers hereby reaffirm and ratify the Credit Agreement as so amended, including, without limitation, Sections 9.1 and 9.2 thereof.

     (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

     (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

     (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that, if elected by the Bank, this document (and any other document required herein) may be delivered by any party thereto in the form of an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of such a facsimile transmitted document purportedly bearing the signature of a party hereto shall bind such party with the same force and effect as the delivery of a hard copy original. Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Bank.

     (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 9.3 of the Credit Agreement.

     (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement.

     (g) The Company and the Borrowers jointly and severally covenant to pay to or reimburse the Bank, upon demand, for all reasonable costs and expenses, including attorneys' fees and expenses (including the allocated costs of in-house counsel), incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

                                   EXHIBIT A

                              NOTICE OF BORROWING
                              -------------------


To:  Bank of America National Trust and
     Savings Association (the "Bank")


                           Date: ____________________, 1995

Ladies and Gentlemen:

     The undersigned, AST Research, Inc. (the "Company") refers to the Credit Agreement dated as of February ____, 1995 among the Company, AST Canada, Inc, AST Europe Limited, AST France S.A.R.L., AST Sweden AB (each a "Borrower" and together the "Borrowers") and the Bank (as amended, the "Credit Agreement"), and hereby gives you notice irrevocably on behalf of the Borrower indicated below, pursuant to Section 2.3 of the Credit Agreement, of the Borrowing specified herein:

          1.   The aggregate amount of the proposed
     Borrowing is $ ______________.

          2. The Business Day of the proposed Borrowing is __________________, 1995.

          3.   The Borrowing is to be comprised of
     $__________________ of Offshore Rate Advances.

          4. The duration of the Interest Period for the Offshore Rate Advances included in the Borrowing shall be ____________ months.

          5.   The Borrower is _____________________.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

           (a) the representations and warranties of the Company and the Borrowers contained in Article 5 of the Credit Agreement and in the Collateral Documents are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true, accurate and complete in all material respects as of such earlier date);

           (b) no Default or Event of Default has occurred and is continuing, or would result from the proposed Borrowing;

           (c) the unborrowed amount available to the Company under the terms of the 1993 Credit Agreement does not exceed $1,000,000 (other than solely as a result of the $5,000,000 minimum borrowing requirement contained in the 1993 Credit Agreement); and

           (d) after giving effect to the proposed Borrowing, the aggregate amount of all credit (including letters of credit) extended by the Bank under the 1993 Credit Agreement and hereunder does not exceed $74,000,000.

     Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.


                                AST RESEARCH, INC.


                                By: _________________________
                                Title: ______________________

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                           AST RESEARCH, INC.



                           By:  /s/BRUCE C. EDWARDS
                           Title: Executive Vice President and
                                  Chief Financial Officer



                           By: /s/DENNIS R. LEIBEL
                           Title: Senior Vice President, Legal,
                                  Tax & Treasury Operations



                           AST CANADA, INC.


                           By: /s/DENNIS R. LEIBEL
                           Title: Senior Vice President, Legal,
                                  Tax & Treasury Operations



                           AST EUROPE LIMITED


                           By: /s/SAFI U. QURESHEY
                           Title: Chief Executive Officer



                           By:  /s/BRUCE C. EDWARDS
                           Title: Executive Vice President
                                  and Chief Financial Officer



                           AST RESEARCH FRANCE S.A.R.L.


                           By: /s/DENNIS R. LEIBEL
                           Title: Senior Vice President, Legal,
                                  Tax & Treasury Operations



                           By: /s/BRUCE C. EDWARDS
                           Title: Executive Vice President
                                  and Chief Financial Officer


                           AST SWEDEN AB

                           By:  /s/SAFI U. QURESHEY
                           Title: Director

                           By:  /s/BRUCE C. EDWARDS
                           Title: Director


                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION


                           By:  /S/KEVIN MCMAHON
                           Title: Vice President